United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Fidelity National Information Services, Inc.
(Exact name of registrant as specified in its charter)

Georgia	37-1490331
(State of incorporation or organization)	(IRS Employer Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be	Name of each exchange on which each class is
so registered:	to be registered:
0.400% Senior Notes due 2021	New York Stock Exchange
1.100% Senior Notes due 2024	New York Stock Exchange
1.700% Senior Notes due 2022	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Sections 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-212372

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

Fidelity National Information Services, Inc. (the “Company”) hereby incorporates by reference the description of its €500,000,000 0.400% Senior Notes due 2021, €500,000,000 1.100% Senior Notes due 2024 and £300,000,000 1.700% Senior Notes due 2022, to be registered hereunder, contained under the heading “Description of the Senior Notes” included in the Company’s Prospectus Supplement, dated June 26, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Company’s Registration Statement on Form S-3 (File No. 333-212372), which became automatically effective upon filing with the Commission on July 1, 2016.
Item 2. Exhibits.

4.1
Indenture, dated as of April 15, 2013, between Fidelity National Information Services, Inc. the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 15, 2013

4.2	Twelfth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.3	Thirteenth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.4	Fourteenth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.5	Form of Senior Note (included as Exhibit A to Exhibit 4.2 above)
4.6	Form of Senior Note (included as Exhibit A to Exhibit 4.3 above)
4.7	Form of Senior Note (included as Exhibit A to Exhibit 4.4 above)

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

Fidelity National Information Services, Inc.
Date: August 2, 2017	By:	/s/ Marc M. Mayo
		Name:	Marc M. Mayo
		Title:	Executive Vice President and Chief Legal Officer

Exhibit Index

Exhibit No.	Exhibit
4.1
Indenture, dated as of April 15, 2013, between Fidelity National Information Services, Inc. the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 15, 2013)

4.2	Twelfth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.3	Thirteenth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.4	Fourteenth Supplemental Indenture, dated as of July 10, 2017 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed July 11, 2017)
4.5	Form of Senior Note (included as Exhibit A to Exhibit 4.2 above)
4.6	Form of Senior Note (included as Exhibit A to Exhibit 4.3 above)
4.7	Form of Senior Note (included as Exhibit A to Exhibit 4.4 above)